Regency Energy Partners LP Announces Amendment and Extension of Senior Secured Credit Facility

Dallas, March 4, 2010 – Regency Energy Partners LP (Nasdaq: RGNC), (“Regency”), announced today it has amended and extended its $900 million revolving credit facility through June 15, 2014.  The pricing grid remains unchanged from the previous facility.

“We are pleased to partner with the participating banks to extend our revolving credit facility, which demonstrates a vote of confidence from our lenders in our long-term business plan,” said Byron Kelley, chairman, president and chief executive officer of Regency.  “This extension enhances our financial flexibility and will enable us to efficiently execute on our growth strategy for our customers and investors.”

Regency Energy Partners LP (Nasdaq: RGNC) is a growth-oriented, midstream energy partnership engaged in the gathering, contract compression, processing, marketing and transporting of natural gas and natural gas liquids. Regency's general partner is majority-owned by an affiliate of GE Energy Financial Services, a unit of GE (NYSE: GE). For more information, visit the Regency Energy Partners LP Web site at www.regencyenergy.com.

CONTACT:

Investor Relations:

Shannon Ming
Vice President, Investor Relations & Corporate Finance Support
Regency Energy Partners
214-840-5477
IR@regencygas.com

Media Relations:
Elizabeth Cornelius
HCK2 Partners
972-716-0500 x26
elizabeth.cornelius@hck2.com